Exhibit 10.2

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of October 29, 2003, among Rubicon Medical Corporation, a Delaware corporation (the "Company"), Boston Scientific Corporation, a Delaware corporation ("Parent"), and Nemo I Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                  WHEREAS, pursuant to an agreement dated July 17, 2003 (the "Term Sheet"), among Parent, the Company, Berger Family Enterprises, a Utah family limited partnership, David B. Berger and Richard J. Linder, Parent purchased 2,000,000 shares of the Company's common stock, par value $0.001 ("Common Stock"), for $2 million in cash (the "First Equity Investment");

                  WHEREAS, Parent, Purchaser and the Company have entered into a transaction agreement, dated as of the date hereof (the "Transaction Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement), providing that, among other things, concurrently with the execution of the Transaction Agreement, Parent shall purchase, and the Company shall issue to Parent, 1,090,147 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), for $15 million in cash, which are convertible at the option of Parent at any time into such number of shares of Common Stock that, when aggregated with the Common Stock issued pursuant to the First Equity Investment, shall constitute 18% of Common Stock on a fully diluted basis (the "Second Equity Investment");

                  WHEREAS, the Company has agreed to grant registration rights to Parent in accordance with this Agreement for (a) the 2,000,000 shares of Common Stock purchased by Parent pursuant to the First Equity Investment and (b) the shares of Common Stock into which the 1,090,147 shares of the Preferred Stock that Parent is purchasing pursuant to the Second Equity Investment as provided in the Transaction Agreement are convertible.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1. Definitions. (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

                  "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

                  "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "Holder" means Parent or Purchaser, as the case may be, and any transferee of Parent or Purchaser to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor entity thereof.

                  "Person" means any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "Registrable Securities" means, when held by a Holder, (a) (i) the 2,000,000 shares of Common Stock purchased by Parent pursuant to the First Equity Investment in accordance with the Term Sheet and (ii) the shares of Common Stock into which the 1,090,147 shares of the Preferred Stock that Parent is purchasing pursuant to the Second Equity Investment in accordance with the Transaction Agreement are convertible and (b) any Securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; provided, however, that (i) Registrable Securities shall cease to be Registrable Securities when (y) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (z) they have been repurchased by the Company or otherwise cease to be outstanding and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale constitute less than 1% of the then outstanding shares of Common Stock and are, or in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

                  "Registration Statement" means the Demand Registration Statement and/or the Piggy-Back Registration Statement, as the case may be, including the Prospectus contained therein, any amendments to such Registration Statement (including post-effective amendments) and all exhibits and any material incorporated by reference in such Registration Statement.

                  "Securities" means any equity securities of the Company, including Common Stock and preferred stock that is convertible to Common Stock, and any other securities of the Company convertible, exchangeable or exercisable for or into equity securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

(b) The following terms have the meanings set forth in the Section set forth opposite such term:

                 Term                                          Section

                 Blackout Period                               6
                 Common Stock                                  Recitals
                 Company                                       Recitals
                 Demand for Registration                       2(d)
                 Demand Registration                           2(a)
                 Demand Registration Statement                 2(a)
                 First Equity Investment                       Recitals
                 Indemnified Party                             8(d)
                 Indemnifying Party                            8(d)
                 Maximum Number of Securities                  2(a)
                 Parent                                        Recitals
                 Participating Demand Holders                  2(a)
                 Participating Piggy-Back Holders              3(b)
                 Piggy-Back Registration                       3(a)
                 Piggy-Back Registration Statement             3(a)
                 Preferred Stock                               Recitals
                 Purchaser                                     Recitals
                 Second Equity Investment                      Recitals
                 Term Sheet                                    Recitals
                 Transaction Agreement                         Recitals

2.       Demand Registration.

(a) After receipt of a written request from a Holder requesting that the Company effect a registration (a "Demand Registration") under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to the Company within 10 Business Days from the date of such Holder's receipt of the aforementioned notice from the Company) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company shall, as expeditiously as is possible, but in any event no later than forty-five
         (45) days (excluding any days which occur during a permitted Blackout Period under Section 4) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable best efforts to cause to be declared effective, a registration statement (a "Demand Registration Statement") relating to all shares of Registrable Securities which the Company has been so requested to register by such Holders ("Participating Demand Holders") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the Registrable Securities requested to be registered (i) constitute in the aggregate at least 33% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock or (ii) include all Registrable Securities which remain outstanding at such time.

(b) If the majority-in-interest of the Participating Demand Holders in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 12 and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other Securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(c) Registrations under this Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the issuer and as shall be reasonably acceptable to the holders of a majority-in-interest of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders' requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the issuer proposes to effect registration by filing a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an underwritten offering and (z) the managing underwriter or underwriters shall advise the issuer in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

(d) Holders shall be entitled to an aggregate of two registrations of Registrable Securities pursuant to this Section 2 (each, a "Demand for Registration"); provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(d) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5(a), (iii) Holders of Registrable Securities included in such registration have not withdrawn sufficient shares from such registration such that the remaining Holders requesting registration would not have been able to request registration under the provisions of this Section 2 and (iv) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court (other than any such stop order, injunction, or other requirement of the SEC or other governmental agency or court prompted by act or omission of Holders of Registrable Securities).

(e) Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to prepare and file (A) more than two Demand Registration Statements in any twelve-month period or (B) any Demand Registration Statement within 90 days following the date of effectiveness of any other Registration Statement; provided, however, that any Piggy-Back Registration Statement filed pursuant to Section 3 shall be excluded from the limitations set forth in this Section 2(e)(i)(B) and (ii) the Company may, at its option, purchase (or cause a designee to purchase) such Registrable Securities in lieu of effecting the registration of the Registrable Securities that are the subject of a Demand for Registration pursuant to Section 13.

3.       Piggy-Back Registration.

(a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of any Security (a "Piggy-Back Registration"), it will give written notice to all Holders at least twenty (20) Business Days before the initial filing with the SEC of such registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 3 ("Participating Piggy-Back Holders") shall advise the Company in writing within 10 Business Days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2 but replacing the term "Demand Registration" with "Piggy-Back Registration"), then:

(i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, in the priority listed below, up to the Maximum Number of Securities:

(A) first, the Securities the Company proposes to register for the account of the Company,

(B) second, all Registrable Securities requested to be included in such registration by Participating Piggy-Back Holders (allocated, if necessary for the offering not to exceed the Maximum Number of Securities, pro rata among such Holders based on the number of Registrable Securities of the Company held by each such selling security Holder) and

(C)      third, the securities of all other selling security holders;

(ii) in the event any holder of Securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, in the priority listed below, up to the Maximum Number of
         Securities:

(A) first, the Securities such initiating security holder proposes to register and the Securities of any other selling security holders, including Participating Piggy-Back Holders (allocated, if necessary for the offering not to exceed the Maximum Number of Securities, pro rata among such holders and Holders based on the number of Securities of the Company held by each such selling security holder or Holder) and

(B)      second, any Securities the Company proposes to register.

(d) The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (c) above.

4. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to
         Section 2 or 3 during no more than two periods aggregating to not more than 120 days in any twelve-month period (a "Blackout Period") in the event that (i) the Company would, in accordance with the reasonable advice of its counsel, be required to disclose in the prospectus information not otherwise then required by Law to be publicly disclosed and (ii) except as prohibited by Article VIII of the Transaction Agreement, in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any Securities of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the duration of the anticipated delay.

5. Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC within 45 days a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such Securities by the holders thereof but not to exceed 30 days; provided, however, that not fewer than 5 Business Days before filing such registration statement or any amendments thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the representatives of the Holders referred to in
         Section 5(m) copies of all documents proposed to be filed, which documents will be subject to the review of such counsel. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required by Law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 30 days;

(c) furnish to such selling security holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and to take any other action which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so) and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 or 3, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority-in-interest of the Registrable Securities included in such registration, as the case may be, may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form and substance in all material respects with the applicable accounting requirements of the 1933 Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority-in-interest of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

(f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (provided, however, that such 45-day and 90-day time periods shall be reduced to reflect any shorter time periods as the SEC may require for the filing of Forms 10-Q and Forms 10-K) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(i)      give written notice to the Holders:

(i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein true and not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements, schedules and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(l) upon the occurrence of any event contemplated by Section 5(i)(v), promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with
         Section 5(i)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(l); provided that, in any event, the extension shall be not less than five Business Days;

(m) make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and representatives to supply all relevant information reasonably requested by such representatives of the Holders or any such underwriter, attorney, accountant or agent in connection with the registration; and

(n) in connection with any underwritten offering, make appropriate officers of the Company available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities and by an issuer of similar size to the Company, in connection with any proposed sale of the Registrable Securities in an aggregate offering that constitutes at least 20% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock; and

(o) use reasonable best efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

6. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2 and 3, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), fees of the OTC Bulletin Board or quotation fees, fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority-in-interest of the Registrable Securities being registered), shall be paid by the Company, except that:

(a) all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Holder;

(b) the Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement; and

(c) the Holders, on the one hand, and the Company, on the other hand, shall each bear and pay one-half of the fees and expenses of the underwriters that relate to "road show" investor presentations.

7. Rule 144 Information. At all times after 90 days after any Registration Statement covering securities of the Company shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

8.       Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal and other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal and other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

(c) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal and other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the securities on the one hand and the net proceeds received by the Holders from the sale of securities on the other.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless
         (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

(e) The agreements contained in this Section 8 shall survive the transfer of the Registrable Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

9. Certain Additional Limitations on Registration Rights. (a) Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register pursuant to Section 2 the Registrable Securities of any Holder during the term of the Transaction Agreement.

(b) Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

(c)      Lock-up Agreements

(i) Each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Securities during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggy-Back Registration in which Registrable Securities are included (except as part of such underwritten registration) unless the underwriters managing the public offering otherwise agree.

(ii) The Company agrees not to effect any public sale or distribution of Securities, or any securities exercisable for such Securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggy-Back Registration (except as part of such underwritten registration) unless the underwriters managing the public offering otherwise agree; provided that the foregoing limitations shall not apply to (i) any purchases, issuances or grants of options, rights or warrants under the Company's employee or director compensation and benefit plans or used for similar employee compensation or benefit purposes, (ii) the issuance of Common Stock upon the exercise of any option or warrant or upon conversion of any security convertible into or exchangeable for Common Stock or (iii) except as prohibited by
         Article VIII of the Transaction Agreement, the issuance, offer, sale or disposition of any Common Stock to a person in consideration for any acquisition by the Company of assets or property (other than cash) of such person or any affiliate thereof. The Company also agrees to use its reasonable best efforts to cause each holder of at least 5% (on a fully diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority-in-interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

12. Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by Law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Subject to the provisions of Section 7(b), if any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

13. Repurchase Rights. If any Holder elects to exercise its right to register any Registrable Securities pursuant to Section 2, the Company, in lieu of satisfying its obligations pursuant to Section 2, may purchase (or cause a designee to purchase) any such Registrable Securities from such Holder within ninety (90) days of receipt of written notice of the Demand for Registration at a price per Registrable Security equal to the average of the per share closing prices of Common Stock on the OTC Bulletin Board during the 20 consecutive trading days ending on (and including) the trading day that is one trading day prior to the date of such notice; provided, however, if the Company (or its designee) fails to acquire such Registrable Securities for any reason during such ninety (90) day period, then the Company shall use its reasonable best efforts to cause a Demand Registration Statement relating to such Registrable Securities to be declared effective within ten (10) days of the expiry of such ninety
         (90) day period and shall otherwise comply with Section 2.

14.      Miscellaneous.

(a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b) Amendments and Waivers. (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a majority-in-interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority-in-interest of the Holders.

(ii) Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(c) Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14(c)):

(i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose, but if to Parent or Purchaser:

                           Boston Scientific Corporation
                           One Boston Scientific Place
                           Natick, Massachusetts  01760-1537
                           Facsimile No:  (508) 650-8951
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Boston Scientific Corporation
                           One Boston Scientific Place
                           Natick, Massachusetts  01760-1537
                           Facsimile No:  (508) 650-8960
                           Attention:  Assistant General Counsel

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile No:  (212) 848-8966
                           Attention:   Clare O'Brien

                           If to the Company, at

                           Rubicon Medical Corporation
                           2064 West Alexander Street
                           Salt Lake City, Utah  84119
                           Facsimile No:  (714) 513-5130
                           Attention:  President and CEO

                  with a copy to:

                           Sheppard Mullin Richter & Hampton LLP
                           650 Town Center Drive, 4th Floor
                           Costa Mesa, California  92626
                           Facsimile No:  (714) 513-5130
                           Attention:  R. Marshall Tanner, Esq.

(d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities; provided that the registration rights of Parent and Purchaser shall not be transferred to any Person during the term of the Transaction Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in
Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(e) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in Wilmington, Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

(g) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 14(g).

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be effected as originally contemplated to the fullest extent possible.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(j) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Term Sheet and the Option Agreements.

(k) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [Remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         BOSTON SCIENTIFIC CORPORATION


                                         By     /s/ Lawrence C. Best
                                               --------------------------
                                         Name: Lawrence C. Best
                                         Title: Senior Vice President -
                                                Finance &  Administration
                                                and Chief Financial Officer




                                         NEMO I ACQUISITION, INC.


                                         By     /s/ Lawrence C. Best
                                               --------------------------
                                         Name: Lawrence C. Best
                                         Title: President




                                         RUBICON MEDICAL CORPORATION


                                         By     /s/ Richard J. Linder
                                               ---------------------------
                                         Name: Richard J. Linder
                                         Title:   President/CEO